Exhibit 5-A


                   (LETTERHEAD OF BERLACK, ISRAELS & LIBERMAN LLP)



                                             August 20, 1996



          GPU, Inc.
          100 Interpace Parkway
          Parsippany, New Jersey 07054-1149


                    Re:  Registration Statement on Form S-3



          Ladies and Gentlemen:

                    GPU, Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), a Registration Statement on Form S-3 (the "Registration Statement"), dated today's date, of which this opinion is to be a part, relating to the proposed issuance and sale by the Company of up to 7,000,000 shares of Common Stock, par value $2.50 (the "Additional Common Stock").

                    We have been counsel to the Company for many years.  In
          such capacity, we are familiar with the affairs of the Company and the transactions that are the subject matter of the Registration Statement. We have examined such corporate records of the Company and such other instruments, documents, certificates and agreements and made such further investigation as we have deemed necessary as a basis for this opinion. With respect to all matters of Pennsylvania law, we have relied on the opinion of Ballard Spahr Andrews & Ingersoll filed as Exhibit 5-B to the Registration Statement.

                    For purposes of this opinion, we have assumed that (1) the proposed transactions are carried out on the basis set forth in the Registration Statement and in conformity with the requisite authorizations, approvals, consents or exemptions under the securities laws of the various States and other jurisdictions of the United States, (2) the Commission shall have issued an order declaring effective (a) the Registration Statement under the 1933 Act and (b) the Company's related Declaration on Form U-1 under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and (3) the sale of the Additional Common Stock does not violate Section 12(f) of the 1935 Act or Rule 70 thereunder.

                    Based upon the foregoing, we are of opinion that, subject to the foregoing assumptions and qualifications, the shares of
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          GPU, Inc.
          August 20, 1996
          Page 2




          Additional Common Stock to be issued and sold in accordance with the Registration Statement, when properly issued, delivered and paid for, will be legally issued, fully paid and non-assessable.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part thereof. We also consent to the reference to our firm under "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                             Very truly yours,




                                             BERLACK, ISRAELS & LIBERMAN LLP
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